EXHIBIT 13(b)


                          SUBSCRIPTION




                           April   , 1996




TO: Board of Directors
    USAA Mutual Fund, Inc.
    10750 Robert F. McDermott Freeway
    San Antonio, TX  78288


Dear Sirs:

    The undersigned hereby subscribes to 10 shares of the S&P 500 Index Fund series with one cent par value, of USAA Mutual Fund, Inc. at a price of $10.00 per share and agrees to pay therefore upon demand, cash in the amount of $100 to the named Fund.

                           Very truly yours,

                           USAA INVESTMENT MANAGEMENT COMPANY



                           /s/
                           By:  MICHAEL J. C. ROTH
                           President



                           April   , 1996



USAA Mutual Fund, Inc.
10750 Robert F. McDermott Freeway
San Antonio, TX  78288


Gentlemen:

    In connection with your sale to us today of ten (10) shares of capital stock representing interests in the S&P 500 Index Fund, we understand that: (i) the Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"); (ii) your sale of the Shares to us is made in reliance on such sale being exempt under Section 4(2) of the 1933 Act as not involving any public offering; and (iii) in part, your reliance on such exemption is predicated on our representation, which we hereby confirm, that we are acquiring the Shares for investment for our own account as the sole beneficial owner thereof, and not with a view to or in connection with any resale or distribution of the shares or of any interest therein. We hereby agree that we will not sell, assign or transfer the Shares or any interest therein, except upon repurchase or redemption by the Company, unless and until the Shares have been registered under the 1933 Act or you have received an opinion of your counsel indicating to your satisfaction that said sale, assignment or transfer will not violate the provisions of the 1933 Act or any rules or regulations promulgated thereunder.

                           Very truly yours,

                           USAA INVESTMENT MANAGEMENT COMPANY



                           By:/s/
                           MICHAEL J. C. ROTH
                           President